        Exhibit 99.1

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JANUARY 25, 2021             GERMAN AMERICAN BANCORP, INC. (GABC) POSTS RECORD EARNINGS, DECLARES 11% CASH DIVIDEND INCREASE AND ANNOUNCES STOCK REPURCHASE PLAN.

Jasper, Indiana: January 25, 2021 -- German American Bancorp, Inc. (Nasdaq: GABC) reported record quarterly earnings of $20.9 million, or $0.79 per share, during the fourth quarter 2020 and that, for the 11th consecutive year, the Company has achieved record annual earnings posting annual net income of $62.2 million, or $2.34 per share, for the year ended December 31, 2020. This level of annual earnings resulted in a double-digit return on shareholders’ equity in 2020, marking the 16th consecutive year in which the Company has delivered a double-digit return on shareholders’ equity. The Company also announced the declaration of an 11% increase in its quarterly cash dividend, and the approval of a new share repurchase plan for up to one million GABC shares.

The record annual net income for 2020 represented an increase of $3.0 million, or approximately 2% on a per share basis, from 2019 net income of $59.2 million, or $2.29 per share. Fourth quarter 2020 net income of $20.9 million, or $0.79 per share, which also represented a quarterly record, reflected an increase of approximately 34%, on a per share basis, from fourth quarter 2019 net income of $15.8 million, or $0.59 per share.

The Company also announced that its Board has approved a new share repurchase plan authorizing the repurchase of one million shares, or approximately 4% of the Company's total common shares outstanding. Stock repurchases are expected to be made from time to time on the open market or in privately negotiated transactions, subject to applicable securities law. The new plan, which replaces a similar plan approved in January 2020 that had repurchase authority for 778,088 shares remaining, does not obligate the Company to repurchase any specific dollar amount or number of shares.

Additionally, the Company announced an 11% increase in the level of its regular quarterly cash dividend, as its Board of Directors declared a regular quarterly cash dividend of $0.21 per share, which will be payable on February 20, 2021 to shareholders of record as of February 10, 2021.

Mark A. Schroeder, German American’s Chairman & CEO, stated, “In the face of all the challenges experienced in 2020 around the COVID-19 pandemic, we are extremely pleased to have been able to post record earnings for both the fourth quarter and for fiscal year 2020. It is only because of the extraordinary efforts of our team of talented financial professionals and the loyalty of our clients, located throughout our footprint in Indiana and Kentucky, that our Company was able to achieve this amazing record of 11 consecutive years of annual record earnings performance and 16 consecutive years of delivering a double

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digit annual return on shareholders’ equity. Very few banking organizations in the country can match this level of consistent, long-term profitability.”

Schroeder continued, “Because of the capital strength resulting from this level of profitability, we are also able to announce today another double-digit increase in our cash dividend and a new share repurchase program, continuing our ongoing efforts to drive long-term value for our shareholders. With this dividend increase, German American has increased the level of our cash dividends each year for the past nine consecutive years. The new share repurchase program is designed to help facilitate the Company’s capital management efforts and to further enhance long-term shareholder value.”

COVID-19 Pandemic Loan Information

The Company is participating in the Paycheck Protection Program (“PPP”) for loans provided through the Small Business Administration (“SBA”), as established under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"). Under this program, the Company lent funds primarily to its existing loan and/or deposit customers, based on a pre-determined SBA-developed formula, intended to incentivize small business owners to retain their employees. These loans carry a customer interest rate of 1.00% plus a processing fee that varies depending on the balance of the loan at origination and have a two-year or five-year maturity, depending on when the loan was made. The vast majority of the Company's PPP loans have two-year maturities.

The Company originated loans totaling approximately $351.3 million in principal amount, on 3,070 PPP loan relationships, under this program. The net processing fees related to the PPP, totaled approximately $12.0 million, and are being recognized over the life of the loans. As a result of the forgiveness of PPP loans which began in the fourth quarter of 2020 for the Company, as of December 31, 2020, remaining PPP loans outstanding totaled $186.0 million with approximately $4.1 million of fees remaining deferred. The Company is also participating in the second round of the program, which is currently in its early stages.

In response to requests from borrowers who have experienced pandemic-related business or personal cash flow interruptions, and in accordance with regulatory guidance, the Company has made short-term loan modifications involving both partial and full payment deferrals. The table below shows the payment modifications that were still in effect as of December 31, 2020, with the majority of these credit relationships making full interest payments. The outstanding loan balance subject to payment modifications as of December 31, 2020 was substantially reduced from the comparable balances as of June 30, 2020 and September 30, 2020.

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Type of Loans (dollars in thousands)	Number of Loans	Outstanding Balance	% of Loan Category (Excludes PPP Loans) As of 12/31/2020 As of 9/30/2020

Commercial & Industrial Loans	9	$4,311	0.8%	1.2%
Commercial Real Estate Loans	15	43,951	3.0%	5.7%
Agricultural Loans	—	—	—%	—%
Consumer Loans	9	80	n/m (1)	n/m (1)
Residential Mortgage Loans	4	218	0.1%	0.5%
Total	37	$48,560	1.7%	3.1%
(1) n/m = not meaningful

The Company tracks lending exposure by industry classification to determine potential risk associated with industry concentrations, if any, that could lead to additional credit loss exposure. As a result of the COVID-19 pandemic, the Company initially identified loan segments that could represent a potentially higher level of credit risk, as many of these customers may have incurred a significant negative impact to their businesses as a result of governmental stay-at-home orders and travel restrictions. At December 31, 2020, the Company had the following exposure to these potentially sensitive COVID-19 identified loan segments:

Industry Segment (dollars in thousands)	Number of Loans	Outstanding Balance	% of Total Loans (excludes PPP Loans)	% of Industry Segment Under Deferral

Lodging / Hotels	48	$134,599	4.6%	33.8%
Student Housing	102	86,696	3.0%	—%
Retail Shopping / Strip Centers	64	91,456	3.1%	—%
Restaurants	175	46,891	1.6%	1.2%

Balance Sheet Highlights

Total assets for the Company totaled $4.978 billion at December 31, 2020, representing an increase of $124.7 million, or 10% on an annualized basis, compared with September 30, 2020 and an increase of $579.9 million, or 13%, compared with December 31, 2019. The increase in total assets during the fourth quarter of 2020 compared with September 30, 2020 was largely driven by the increased level of deposits during the fourth quarter. The increase in total assets during 2020 compared with year-end 2019 was largely attributable to increased level of deposits and participation in the PPP.

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Federal funds sold and other short-term investments increased $94.7 million as of December 31, 2020 compared with September 30, 2020 and increased $243.9 million compared with year-end 2019. The increase as of December 31, 2020 compared with September 30, 2020 was largely the result of PPP loan forgiveness and deposit growth during the fourth quarter of 2020. The increase as of year-end 2020 compared with year-end 2019 was largely driven by deposit growth throughout 2020.

Securities available for sale increased $180.9 million as of December 31, 2020 compared with September 30, 2020 and increased $363.0 million compared with year-end 2019. The increase in the securities portfolio in both the fourth quarter of 2020 and the full year 2020 was the result of increased levels of deposits.

December 31, 2020 total loans decreased $133.2 million, or 17% on an annualized basis, compared with September 30, 2020 and increased $10.0 million, or less than 1%, compared with December 31, 2019. The decline in total loans during the fourth quarter of 2020 was due to a reduced level of PPP loans resulting from forgiveness activity in the PPP. PPP loans totaled $186.0 million ($182.0 million net of deferred fees) at December 31, 2020 compared with $351.3 million in PPP loans ($341.8 million net of deferred fees) at September 30, 2020.

Commercial and Industrial loans increased by $15.2 million, or 12% on an annualized basis, excluding the decline in PPP loans, and commercial real estate loans increased $14.1 million, or 4% on an annualized basis as of year-end 2020 compared with September 30, 2020.

End of Period Loan Balances	12/31/2020	9/30/2020	12/31/2019
(dollars in thousands)

Commercial & Industrial Loans	$694,437	$839,022	$589,758
Commercial Real Estate Loans	1,467,397	1,453,280	1,495,862
Agricultural Loans	376,186	376,215	384,526
Consumer Loans	297,702	294,276	306,972
Residential Mortgage Loans	256,276	262,439	304,855
	$3,091,998	$3,225,232	$3,081,973

The Company’s allowance for credit losses totaled $46.9 million at December 31, 2020 compared to $46.8 million at September 30, 2020 and $16.3 million at December 31, 2019. The allowance for credit losses represented 1.52% of period-end loans at December 31, 2020 compared with 1.45% of period-end loans at September 30, 2020 and 0.53% of period-end loans at December 31, 2019.

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The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) ("CECL") on January 1, 2020. As a result, the Company recognized a one-time cumulative adjustment to the allowance for credit losses of $15.7 million. The increase was primarily related to the Company's acquired loan portfolio which totaled approximately $851.1 million at the time of adoption. The increase included $6.9 million in non-accretable credit marks allocated to purchased credit deteriorated loans which were grossed up between loans and the allowance for credit losses. Under the CECL model, certain acquired loans continue to carry a fair value discount as well as an allowance for credit losses. As of December 31, 2020, the Company held net discounts on acquired loans of $7.6 million.

The allowance for credit losses remained relatively stable during the quarter ended December 31, 2020, as a result of the Company recording a $2.0 million provision for credit losses while recording net charge-offs of approximately $1.9 million. During the year ended December 31, 2020, the allowance for credit losses increased through elevated provision for credit losses primarily due to the developments during 2020 related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Non-performing assets totaled $21.8 million at December 31, 2020 compared to $23.3 million at September 30, 2020 and $14.4 million at December 31, 2019. Non-performing assets represented 0.44% of total assets at December 31, 2020, 0.48% at September 30, 2020, and 0.33% at December 31, 2019. Non-performing loans totaled $21.5 million at December 31, 2020 compared to $22.9 million at September 30, 2020 and $14.0 million at December 31, 2019. Non-performing loans represented 0.70% of total loans at December 31, 2020 compared to 0.71% at September 30, 2020 and 0.45% at December 31, 2019. The increase in the level of non-performing assets and non-performing loans at December 31, 2020 compared with year-end 2019 was largely attributable to the gross-up of purchased credit deteriorated loans upon the adoption of the CECL standard during 2020 and a commercial real estate credit in the lodging industry that was moved to non-performing status in the third quarter of 2020.

Non-performing Assets
(dollars in thousands)
	12/31/2020	9/30/2020	12/31/2019
Non-Accrual Loans	$21,507	$22,878	$13,802
Past Due Loans (90 days or more)	—	—	190
Total Non-Performing Loans	21,507	22,878	13,992
Other Real Estate	325	425	425
Total Non-Performing Assets	$21,832	$23,303	$14,417

Restructured Loans	$111	$113	$116

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December 31, 2020 total deposits increased $126.9 million, or 13% on an annualized basis, compared to September 30, 2020 and increased $676.5 million, or 20%, compared with year-end 2019. The increase in total deposits at December 30, 2020 compared with year-end 2019 was impacted by participation in the PPP and general inflows of customer deposits largely during the second and fourth quarters of 2020.

End of Period Deposit Balances	12/31/2020	9/30/2020	12/31/2019
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,183,442	$1,185,814	$832,985
IB Demand, Savings, and MMDA Accounts	2,428,636	2,278,826	1,965,640
Time Deposits < $100,000	255,941	272,530	314,789
Time Deposits > $100,000	238,511	242,504	316,607
	$4,106,530	$3,979,674	$3,430,021

Results of Operations Highlights – Year ended December 31, 2020

Net income for the year ended December 31, 2020 totaled $62,210,000, or $2.34 per share, an increase of
$2,988,000, or approximately 2% on a per share basis, from the year ended December 31, 2019 net income of $59,222,000, or $2.29 per share.

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Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2020			Year Ended December 31, 2019

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$209,012	$382	0.18%	$27,166	$522	1.92%
Securities	976,255	25,487	2.61%	851,457	26,006	3.05%
Loans and Leases	3,185,542	151,946	4.77%	2,899,939	152,836	5.27%
Total Interest Earning Assets	$4,370,809	$177,815	4.07%	$3,778,562	$179,364	4.75%

Liabilities
Demand Deposit Accounts	$1,070,284			$761,515
IB Demand, Savings, and
MMDA Accounts	$2,222,181	$5,974	0.27%	$1,861,617	$12,049	0.65%
Time Deposits	567,932	7,722	1.36%	670,802	11,756	1.75%
FHLB Advances and Other Borrowings	221,832	5,430	2.45%	279,675	7,444	2.66%
Total Interest-Bearing Liabilities	$3,011,945	$19,126	0.63%	$2,812,094	$31,249	1.11%

Cost of Funds			0.44%			0.83%
Net Interest Income		$158,689			$148,115
Net Interest Margin			3.63%			3.92%

During the year ended December 31, 2020, net interest income totaled $155,243,000, representing an increase of $10,018,000, or 7%, from the year ended December 31, 2019 net interest income of $145,225,000. The increased level of net interest income during 2020 compared with 2019 was largely attributable to a higher level of average earning assets resulting from acquisition of Citizens First Financial Corp. on July 1, 2019, significant deposit growth during 2020 and participation in the PPP. In addition, the recognition of fees related to PPP loans also contributed to higher levels of net interest income, but was partially mitigated by a lower level of accretion of discounts on acquired loans. Fees recognized on PPP loans through net interest income during 2020 totaled $7,981,000. Accretion of discounts on acquired loans totaled $5,769,000 during 2020 compared with $8,559,000 during 2019.

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The tax equivalent net interest margin for the year ended December 31, 2020 was 3.63% compared to 3.92% in 2019. Historically low market interest rates impacted the Company's net interest margin. Lower market interest rates have negatively impacted earning asset yields during 2020, with these declines being partially mitigated by a lower cost of funds. Also contributing to the lower net interest margin has been excess liquidity the Company has carried on the balance sheet that resulted from significant deposit growth during 2020 and somewhat muted loan growth.

The Company's net interest margin was impacted by fees recognized as a part of the PPP and accretion of loan discounts on acquired loans. The fees recognized related to the PPP contributed approximately 18 basis points to the net interest margin in 2020. Accretion of loan discounts on acquired loans contributed approximately 13 basis points to the net interest margin in 2020 and 23 basis points in 2019.

During the year ended December 31, 2020, the Company recorded a provision for credit loss of $17,550,000 under the Current Expected Credit Loss ("CECL") methodology compared with a provision for loan loss of $5,325,000 under the incurred loss methodology during 2019. The increase in the provision for credit losses during 2020 compared to the provision for loan losses during 2019 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the Company's CECL model.

During the year ended December 31, 2020, non-interest income increased $8,973,000, or 20%, from the year ended December 31, 2019.

	Year Ended	Year Ended
Non-interest Income	12/31/2020	12/31/2019
(dollars in thousands)

Trust and Investment Product Fees	$8,005	$7,278
Service Charges on Deposit Accounts	7,334	8,718
Insurance Revenues	8,922	8,940
Company Owned Life Insurance	2,307	2,005
Interchange Fee Income	10,529	9,450
Other Operating Income	3,388	3,229
Subtotal	40,485	39,620
Net Gains on Loans	9,908	4,633
Net Gains on Securities	4,081	1,248
Total Non-interest Income	$54,474	$45,501

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Trust and investment product fees increased $727,000, or 10%, during 2020 compared with 2019. The increase in 2020 compared with 2019 was largely attributable to increased assets under management in the Company's wealth management group.

Service charges on deposit accounts declined $1,384,000, or 16%, during 2020 compared with 2019. The decline during 2020 compared with 2019 was largely related to the economic impacts of the COVID-19 pandemic and resulting change in deposit customer activity, partially mitigated by the acquisition of Citizens First.

Company owned life insurance revenue increased $302,000, or 15%, during 2020, compared with 2019. The increase was largely related to death benefits received from life insurance policies.

Interchange fees increased $1,079,000, or 11%, during 2020 compared to 2019. The increase during 2020 compared with 2019 was largely attributable to the acquisition of Citizens First and increased card utilization by customers.

Net gains on sales of loans increased $5,275,000, or 114%, during 2020 compared with 2019. The increase in the net gains on sales of loans during 2020 compared with 2019 was generally attributable to a higher sales volume and higher pricing levels on loans sold. Loan sales totaled $316.4 million during 2020 and $185.4 million during 2019.

The Company realized $4,081,000 in gains on sales of securities during 2020 compared with $1,248,000 during 2019. The sales of securities in both periods were done as part of shifts in the allocations within the securities portfolio.

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During 2020, non-interest expense totaled $117,123,000, an increase of $2,961,000, or 3%, compared with 2019.

	Year Ended	Year Ended
Non-interest Expense	12/31/2020	12/31/2019
(dollars in thousands)

Salaries and Employee Benefits	$68,112	$63,885
Occupancy, Furniture and Equipment Expense	14,024	13,776
FDIC Premiums	740	533
Data Processing Fees	6,889	7,927
Professional Fees	3,998	4,674
Advertising and Promotion	3,589	4,230
Intangible Amortization	3,539	3,721
Other Operating Expenses	16,232	15,416
Total Non-interest Expense	$117,123	$114,162

Salaries and benefits increased $4,227,000, or 7%, during 2020 compared with 2019. The increase in salaries and benefits during 2020 compared with 2019 was largely attributable to an increased number of full-time equivalent employees during 2020.

Data processing fees declined $1,038,000, or 13%, during 2020 compared with 2019. The decline in data processing fees during 2020 compared with 2019 was largely due to acquisition related costs during 2019 which totaled $1,235,000.

Professional fees declined $676,000, or 14%, during 2020 compared with 2019. The decline in professional fees during 2020 compared with 2019 was largely related to higher levels of merger and acquisition related professional fees in 2019 which totaled $1,167,000.

Advertising and promotion expense declined $641,000, or 15%, during 2020 compared with 2019. The decline during 2020 was largely attributable to lesser marketing and sponsorship expenditures impacted by the COVID-19 pandemic.

Results of Operations Highlights – Quarter ended December 31, 2020

Net income for the quarter ended December 31, 2020 totaled $20,890,000, or $0.79 per share, an increase of 44% on a per share basis compared with the third quarter 2020 net income of $14,593,000, or $0.55 per

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share, and an increase of 34% on a per share basis compared with the fourth quarter 2019 net income of $15,820,000, or $0.59 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2020			September 30, 2020			December 31, 2019

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$352,548	$95	0.11%	$197,203	$45	0.09%	$31,521	$133	1.66%
Securities	1,114,732	6,826	2.45%	1,021,111	6,369	2.49%	866,889	6,462	2.98%
Loans and Leases	3,168,529	39,244	4.93%	3,260,435	36,612	4.47%	3,076,509	41,486	5.35%
Total Interest Earning Assets	$4,635,809	$46,165	3.97%	$4,478,749	$43,026	3.83%	$3,974,919	$48,081	4.81%

Liabilities
Demand Deposit Accounts	$1,211,452			$1,144,685			$839,906
IB Demand, Savings, and
MMDA Accounts	$2,392,981	$670	0.11%	$2,279,517	$813	0.14%	$1,968,365	$3,220	0.65%
Time Deposits	507,805	1,134	0.89%	540,248	1,679	1.24%	679,005	3,011	1.76%
FHLB Advances and Other Borrowings	210,978	1,200	2.26%	212,859	1,233	2.30%	256,163	1,692	2.62%
Total Interest-Bearing Liabilities	$3,111,764	$3,004	0.38%	$3,032,624	$3,725	0.49%	$2,903,533	$7,923	1.08%

Cost of Funds			0.26%			0.33%			0.79%
Net Interest Income		$43,161			$39,301			$40,158
Net Interest Margin			3.71%			3.50%			4.02%

During the fourth quarter of 2020, net interest income totaled $42,140,000, an increase of $3,752,000, or 10%, compared to the third quarter of 2020 net interest income of $38,388,000 and an increase of $2,725,000, or 7%, compared to the fourth quarter of 2019 net interest income of $39,415,000.

The increase in net interest income during the fourth quarter of 2020 compared with the third quarter of 2020 and the fourth quarter of 2019 was largely attributable increased fee recognition related to the forgiveness of PPP loans during the fourth quarter of 2020. Fees recognized on PPP loans through net interest income during the fourth quarter of 2020 totaled $5,400,000 and $1,460,000 during the third quarter of 2020.

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The tax equivalent net interest margin for the quarter ended December 31, 2020 was 3.71% compared with 3.50% in the third quarter of 2020 and 4.02% in the fourth quarter of 2019. The Company's net interest margin in all periods presented have been impacted significantly by fees recognized as a part of the PPP and accretion of loan discounts on acquired loans. The fees recognized related to the PPP contributed approximately 46 basis points to the net interest margin on an annualized basis in the fourth quarter of 2020, 0.13% in the third quarter of 2020 and had no impact in the fourth quarter of 2019. Accretion of loan discounts on acquired loans contributed approximately 9 basis points to the net interest margin in the fourth quarter of 2020, 11 basis points in the third quarter of 2020 and 36 basis points in the fourth quarter of 2019. Accretion of discounts on acquired loans totaled $1,047,000 during the fourth quarter of 2020, $1,189,000 during the third quarter of 2020 and $3,574,000 during the fourth quarter of 2019.

Historically low market interest rates continue to impact the Company's net interest margin. Lower market interest rates continue to negatively impact earning asset yields, with these declines being partially mitigated by a lower cost of funds. The Company has also continued to carry excess liquidity on the balance sheet that resulted from significant deposit growth during 2020 and continued somewhat muted loan growth.

During the quarter ended December 31, 2020, the Company recorded a provision for credit losses of $2,000,000 compared with a provision for credit losses of $4,500,000 in the third quarter of 2020 and compared with a provision for loan losses of $1,600,000 during the fourth quarter of 2019. The level of provision for credit losses in both the fourth quarter of 2020 and the third quarter of 2020 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Net charge-offs totaled $1,909,000 or 24 basis points on an annualized basis of average loans outstanding during the fourth quarter of 2020, compared with $163,000 or 2 basis point on an annualized basis of average loans during the third quarter of 2020 and compared with $1,191,000 or 15 basis points of average loans during the fourth quarter of 2019. The elevated level of net charge-offs during the fourth quarter of 2020 was primarily related to a single commercial loan relationship that had been adversely classified for several quarters.

During the quarter ended December 31, 2020, non-interest income totaled $14,691,000, an increase of $1,412,000, or 11%, compared with the third quarter of 2020 and an increase of $3,413,000, or 30%, compared with the fourth quarter of 2019.

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	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2020	9/30/2020	12/31/2019
(dollars in thousands)

Trust and Investment Product Fees	$2,150	$1,957	$1,913
Service Charges on Deposit Accounts	1,959	1,773	2,399
Insurance Revenues	1,874	1,989	1,923
Company Owned Life Insurance	374	355	453
Interchange Fee Income	2,776	2,795	2,485
Other Operating Income	1,137	942	868
Subtotal	10,270	9,811	10,041
Net Gains on Loans	2,530	2,861	973
Net Gains on Securities	1,891	607	264
Total Non-interest Income	$14,691	$13,279	$11,278

Trust and investment product fees increased $193,000, or 10%, during the fourth quarter of 2020 compared with the third quarter of 2020 and increased $237,000, or 12%, compared with the fourth quarter of 2019. The increase during the fourth quarter of 2020 compared with both periods was largely attributable to increased assets under management within the Company's wealth management group.

Service charges on deposit accounts increased $186,000, or 11%, during the fourth quarter of 2020 compared with the third quarter of 2020 and declined $440,000, or 18%, compared with the fourth quarter of 2019. The increase during the fourth quarter of 2020 compared with the third quarter of 2020 was largely seasonal. The decline during the fourth quarter of 2020 compared with the fourth quarter of 2019 was largely related to the economic impacts of the COVID-19 pandemic and resulting change in deposit customer activity.

Other operating income increased $195,000, or 21%, during the fourth quarter of 2020 compared with the third quarter of 2020 and increased $269,000, or 31%, compared with the fourth quarter of 2019. The increase during the fourth quarter of 2020 compared with both periods was largely attributable to fees associated with interest rate swap transactions with loan customers.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman and Chief Executive Officer
D Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

14 of 19
Net gains on sales of loans declined $331,000, or 12%, during the fourth quarter of 2020 compared with the third quarter of 2020 and increased $1,557,000, or 160%, compared with the fourth quarter of 2019. The decline in the fourth quarter of 2020 compared with the third quarter of 2020 was largely related to a smaller pipeline of commitments to originate loans for sale and the accompanying fair value adjustment associated for those commitments. The increase during the fourth quarter of 2020 compared with the fourth quarter of 2019 was generally attributable to a higher sales volume and higher pricing levels on loans sold. Loan sales totaled $96.9 million during the fourth quarter of 2020, compared with $83.5 million during the third quarter of 2020 and $56.6 million during the fourth quarter of 2019.

The Company realized $1,891,000 in gains on sales of securities during the fourth quarter of 2020 compared with $607,000 during the third quarter of 2020 and $264,000 during the fourth quarter of 2019. The sales of securities in all periods was done as part of modest shifts in the allocations within the securities portfolio.

During the quarter ended December 31, 2020, non-interest expense totaled $29,287,000, a decline of $133,000, or just under 1%, compared with the third quarter of 2020, and a decline of $537,000, or 2%, compared with the fourth quarter of 2019.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2020	9/30/2020	12/31/2019
(dollars in thousands)

Salaries and Employee Benefits	$17,421	$17,409	$17,145
Occupancy, Furniture and Equipment Expense	3,600	3,362	3,594
FDIC Premiums	291	326	—
Data Processing Fees	1,747	1,693	1,681
Professional Fees	957	875	849
Advertising and Promotion	928	708	1,370
Intangible Amortization	810	860	1,012
Other Operating Expenses	3,533	4,187	4,173
Total Non-interest Expense	$29,287	$29,420	$29,824

FDIC premiums remained relatively stable during the fourth quarter of 2020 compared with the third quarter of 2020 and increased $291,000 during the fourth quarter of 2020 compared with the fourth quarter of 2019. The increase during the fourth quarter of 2020 compared to the fourth quarter of 2019 was related to credits received from the FDIC during the fourth quarter of 2019. There were no credits received during the fourth

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman and Chief Executive Officer
D Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

15 of 19
quarter of 2020. The credits received were due to the reserve ratio of the deposit insurance fund exceeding the FDIC targeted levels.

Advertising and promotion expense increased $220,000, or 31%, in the fourth quarter of 2020 compared with the third quarter of 2020 and declined $442,000, or 32%, compared with the fourth quarter of 2019. The increase during the fourth quarter of 2020 compared with the third quarter of 2020 was largely attributable to an increase in contributions during the fourth quarter of 2020. The decline in the fourth quarter of 2020 compared with the fourth quarter of 2019 was largely attributable to a decline in advertising and contribution expense due in part to the COVID-19 pandemic.

Other operating expenses declined $654,000, or 16%, during the fourth quarter of 2020 compared with the third quarter of 2020 and declined $640,000, or 15%, compared with the fourth quarter of 2019. The decline during the fourth quarter of 2020 compared with the third quarter of 2020 was primarily attributable to the write-down of a former office facility of the Company during the third quarter of 2020 and a lower level of collection costs during the fourth quarter of 2020 compared with the third quarter of 2020. The decline in the fourth quarter of 2020 compared with the fourth quarter of 2019 was largely impacted by lower training and education expenses and reduced business travel and entertainment expenses, largely resulting from the COVID-19 pandemic.

About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 73 banking offices in 20 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman and Chief Executive Officer
D Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
(812) 482-1314

16 of 19
Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition; our participation in the Paycheck Protection Program administered by the Small Business Administration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2020	September 30, 2020	December 31, 2019
ASSETS
Cash and Due from Banks	$57,972	$56,706	$59,971
Short-term Investments	289,017	194,476	45,898
Investment Securities	1,218,205	1,037,263	855,178

Loans Held-for-Sale	16,904	27,993	17,713

Loans, Net of Unearned Income	3,088,072	3,221,127	3,077,091
Allowance for Credit Losses	(46,859)	(46,768)	(16,278)
Net Loans	3,041,213	3,174,359	3,060,813

Stock in FHLB and Other Restricted Stock	13,168	13,168	13,968
Premises and Equipment	96,593	96,682	96,651
Goodwill and Other Intangible Assets	130,940	131,783	133,962
Other Assets	113,565	120,400	113,518
TOTAL ASSETS	$4,977,577	$4,852,830	$4,397,672

LIABILITIES
Non-interest-bearing Demand Deposits	$1,183,442	$1,185,814	$832,985
Interest-bearing Demand, Savings, and Money Market Accounts	2,428,636	2,278,826	1,965,640
Time Deposits	494,452	515,034	631,396
Total Deposits	4,106,530	3,979,674	3,430,021

Borrowings	194,529	214,544	349,686
Other Liabilities	51,809	54,631	44,145
TOTAL LIABILITIES	4,352,868	4,248,849	3,823,852

SHAREHOLDERS' EQUITY
Common Stock and Surplus	300,887	300,659	305,625
Retained Earnings	288,447	272,579	253,090
Accumulated Other Comprehensive Income	35,375	30,743	15,105
SHAREHOLDERS' EQUITY	624,709	603,981	573,820

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,977,577	$4,852,830	$4,397,672

END OF PERIOD SHARES OUTSTANDING	26,502,157	26,492,866	26,671,368

TANGIBLE BOOK VALUE PER SHARE (1)	$18.63	$17.82	$16.49

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
INTEREST INCOME
Interest and Fees on Loans	$39,177	$36,543	$41,395	$151,658	$152,481
Interest on Short-term Investments	95	45	133	382	522
Interest and Dividends on Investment Securities	5,872	5,525	5,810	22,329	23,471
TOTAL INTEREST INCOME	45,144	42,113	47,338	174,369	176,474

INTEREST EXPENSE
Interest on Deposits	1,804	2,492	6,231	13,696	23,805
Interest on Borrowings	1,200	1,233	1,692	5,430	7,444
TOTAL INTEREST EXPENSE	3,004	3,725	7,923	19,126	31,249

NET INTEREST INCOME	42,140	38,388	39,415	155,243	145,225
Provision for Credit Losses	2,000	4,500	1,600	17,550	5,325
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	40,140	33,888	37,815	137,693	139,900

NON-INTEREST INCOME
Net Gain on Sales of Loans	2,530	2,861	973	9,908	4,633
Net Gain on Securities	1,891	607	264	4,081	1,248
Other Non-interest Income	10,270	9,811	10,041	40,485	39,620
TOTAL NON-INTEREST INCOME	14,691	13,279	11,278	54,474	45,501

NON-INTEREST EXPENSE
Salaries and Benefits	17,421	17,409	17,145	68,112	63,885
Other Non-interest Expenses	11,866	12,011	12,679	49,011	50,277
TOTAL NON-INTEREST EXPENSE	29,287	29,420	29,824	117,123	114,162

Income before Income Taxes	25,544	17,747	19,269	75,044	71,239
Income Tax Expense	4,654	3,154	3,449	12,834	12,017

NET INCOME	$20,890	$14,593	$15,820	$62,210	$59,222

BASIC EARNINGS PER SHARE	$0.79	$0.55	$0.59	$2.34	$2.29
DILUTED EARNINGS PER SHARE	$0.79	$0.55	$0.59	$2.34	$2.29

WEIGHTED AVERAGE SHARES OUTSTANDING	26,493,323	26,497,398	26,663,405	26,539,024	25,824,538
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,493,323	26,497,398	26,663,405	26,539,024	25,824,538

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2020	2020	2019	2020	2019
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.67%	1.21%	1.45%	1.32%	1.43%
	Annualized Return on Average Equity	13.65%	9.68%	11.14%	10.46%	11.41%
	Annualized Return on Average Tangible Equity (1)	17.38%	12.40%	14.56%	13.46%	14.98%
	Net Interest Margin	3.71%	3.50%	4.02%	3.63%	3.92%
	Efficiency Ratio (2)	50.62%	55.95%	57.98%	54.95%	58.96%
	Net Overhead Expense to Average Earning Assets (3)	1.26%	1.44%	1.87%	1.43%	1.82%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.24%	0.02%	0.15%	0.08%	0.17%
	Allowance for Credit Losses to Period End Loans	1.52%	1.45%	0.53%
	Non-performing Assets to Period End Assets	0.44%	0.48%	0.33%
	Non-performing Loans to Period End Loans	0.70%	0.71%	0.45%
	Loans 30-89 Days Past Due to Period End Loans	0.24%	0.20%	0.45%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$4,989,433	$4,834,954	$4,355,980	$4,729,006	$4,128,535
	Average Earning Assets	$4,635,809	$4,478,749	$3,974,919	$4,370,809	$3,778,562
	Average Total Loans	$3,168,529	$3,260,435	$3,076,509	$3,185,542	$2,899,939
	Average Demand Deposits	$1,211,452	$1,144,685	$839,906	$1,070,284	$761,515
	Average Interest Bearing Liabilities	$3,111,764	$3,032,624	$2,903,533	$3,011,945	$2,812,094
	Average Equity	$612,220	$603,155	$567,897	$594,781	$519,010

	Period End Non-performing Assets (4)	$21,832	$23,303	$14,417
	Period End Non-performing Loans (5)	$21,507	$22,878	$13,992
	Period End Loans 30-89 Days Past Due (6)	$7,413	$6,523	$13,959

	Tax Equivalent Net Interest Income	$43,161	$39,301	$40,158	$158,689	$148,115
	Net Charge-offs during Period	$1,909	$163	$1,191	$2,622	$4,870

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.